UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September    , 1997 (August
28, 1997)



                           THE PRICE REIT, INC.
          (Exact Name of Registrant as Specified in its Charter)


       Maryland                 1-13432                52-1746059
   (State or Other         (Commission File          (IRS Employer
    Jurisdiction of             Number)            Identification No.)
    Incorporation)


            7979 Ivanhoe Avenue, Suite 524           92037
                 La Jolla, California              (Zip Code)
(Address of Principal Executive
Offices)

      Registrant's telephone number, including area code: (619) 551-2320

                                   None
        (Former Name or Former Address, if Changed Since Last Report)






Item 2.   Acquisition or Disposition of Assets

On August 28 and August 29, 1997, The Price REIT, Inc., a Maryland corporation (the "Company"), acquired two properties for an aggregate purchase price of approximately $53.5 million. The properties are:

Renaissance Centre ("Renaissance") located in Altamonte Spring (Orlando), Florida was acquired on August 29, 1997. Pursuant to a Contribution Agreement (the "Contribution Agreement"), dated as of August 28, 1997, between Altamonte Joint Venture ("AJV") and The Price REIT Renaissance Partnership, L.P. ("PRRP"), AJV contributed Renaissance to PRRP. The Company is a 99% general partner and AJV is a 1% limited partner of PRRP pursuant to the Agreement of Limited Partnership of The Price REIT Renaissance Partnership, L.P., dated as of August 22, 1997, between the Company and AJV. Pursuant to the Contribution Agreement, in consideration for its limited partnership interest in PRRP, AJV contributed Renaissance to PRRP subject to a loan (the "Loan") in the amount of $32.2 million secured by, among other things, a mortgage on Renaissance. PRRP reduced the amount of the Loan to $7 million following the contribution and the Company then purchased the Loan from the original lender. The Company paid an aggregate consideration of approximately $33.5 million, including $7 million to purchase the Loan, for its 99% interest in Renaissance. The aggregate consideration of $33.5 million was financed with an advance of $13 million from the Company's $75 million unsecured line of credit and the balance with cash. Renaissance contains approximately 271,000 rentable square feet and is anchored by Uptons, Ross Stores, Michaels, General Cinema, Barnes & Noble, Portfolio Home Furnishings and Blockbuster and is 100% leased.

West Farms Shopping Center ("West Farms") located in Farmington, Connecticut was acquired from Westfarms, L.P. on August 28, 1997. West Farms contains approximately 185,000 rentable square feet and is anchored by Borders Books, The Sports Authority, T.J. Maxx, Linens 'N Things, Petco and Fabri-Centers and is 99% leased. The purchase price of West Farms was $20 million. The Company financed this acquisition by assuming a $14.7 million loan secured by West Farms and the balance with cash.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Properties Acquired

     The Company will file a statement of revenue over specific operating expenses for the Renaissance Centre property described in this Form 8-K with an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the filing of this Form 8-K.

(b)  Pro Forma Financial Information

     The Company will file pro forma financial information concerning the acquired properties described in this Form 8-K with an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the filing of this Form 8-K.

(c)  Exhibits

     The following exhibits are filed with this report on Form 8-K:

     Exhibit No.    Description
     -----------    -----------
     2.1            Contribution Agreement, dated as of August 28,
                    1997, by and between The Price REIT Renaissance
                    Partnership, L.P., a California limited
                    partnership, and Altamonte Joint Venture, a Florida general partnership

     2.2 Agreement of Limited Partnership of The Price REIT Renaissance Partnership, L.P., dated as of August 22, 1997, by and among The Price REIT, Inc. and the Limited Partners named therein

     2.3 Agreement of Purchase and Sale, dated as of June 19, 1997, by and between The Price REIT, Inc. and Westfarms, L.P., a Connecticut limited partnership, as amended by First Amendment to Agreement of Purchase and Sale, dated as of July 29, 1997, and Second Amendment to Agreement of Purchase and Sale, dated as of August 21, 1997





                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE PRICE REIT, INC.



Date:  September      , 1997       By: /GEORGE M. JEZEK/
                                       -----------------
                                        George M. Jezek
                                        Chief Financial Officer





                              Exhibit Index


     Exhibit No.    Description
     -----------    -----------
     2.1            Contribution Agreement, dated as of August 28,
                    1997, by and between The Price REIT Renaissance
                    Partnership, L.P., a California limited
                    partnership, and Altamonte Joint Venture, a Florida general partnership

     2.2 Agreement of Limited Partnership of The Price REIT Renaissance Partnership, L.P., dated as of August 22, 1997, by and among The Price REIT, Inc. and the Limited Partners named therein

     2.3 Agreement of Purchase and Sale, dated as of June 19, 1997, by and between The Price REIT, Inc. and Westfarms, L.P., a Connecticut limited partnership, as amended by First Amendment to Agreement of Purchase and Sale, dated as of July 29, 1997, and Second Amendment to Agreement of Purchase and Sale, dated as of August 21, 1997